UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 29, 2018

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083
(Address of principal executive offices) (Zip Code)

(908) 688-0888
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 22, 2018, Bed Bath & Beyond Inc. (the “Company”) adopted the Bed Bath & Beyond 2018 Incentive Compensation Plan (the “2018 Plan”), subject to and effective upon shareholder approval, which was obtained on June 29, 2018, the date of the Company’s Annual Meeting of Shareholders. The 2018 Plan is a flexible compensation plan that enables the Company to offer incentive compensation through stock options (whether nonqualified stock options or incentive stock options), restricted stock awards, stock appreciation rights, performance awards and other stock based awards, including cash awards. The 2018 Plan is generally based on the terms of the 2012 Incentive Compensation Plan (“2012 Plan”) as currently in effect and includes the following key changes from the 2012 Plan:

•
The 2018 Plan has an aggregate share reserve of 4.6 million shares of common stock and a “fungible share limit” where each share of common stock subject to full value awards (e.g., restricted stock or restricted stock units) will be counted as 2.2 shares against the aggregate share reserve under the 2018 Plan.

•
The 2018 Plan contains an annual non-employee director compensation limit of $700,000 based on the aggregate fair market value (determined as of the date of grant) of any equity awards plus the aggregate value (determined as of the date of grant) of any cash-based compensation.

•	The term of the 2018 Plan will expire on May 22, 2028.

•
In light of the repeal of the performance-based exception to Section 162(m) of the Code, certain provisions intended to satisfy the performance-based exception that remain in the 2012 Plan have been eliminated from the 2018 Plan.

•
The 2018 Plan does not permit “single trigger” acceleration of vesting or payment of an award upon a change in control unless the award is not assumed or substituted on a substantially equivalent basis. In the event of any such assumption or substitution, the 2018 Plan authorizes the Compensation Committee to accelerate vesting if a participant is terminated without “cause” or “good reason” (each, as defined in the 2018 Plan) in connection with the change in control. If the successor does not assume or substitute outstanding awards on a substantially equivalent basis, time vested equity awards will fully accelerate and awards that vest on performance will accelerate at the greater of actual achievement of the performance goals or one hundred percent (100%) of target levels, pro-rated on the basis of service through the date of the change in control, with all other terms and conditions deemed met.

The foregoing is a brief summary of the principal modifications included in the 2018 Plan and does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of the Company held on June 29, 2018, the following items were voted upon: (1) the election of twelve directors of the Company for terms expiring in 2019; (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 2, 2019; (3) a proposal to consider the approval, by non-binding vote, of the 2017 compensation paid to the Company’s named executive officers; and (4) the approval of the Bed Bath & Beyond Inc. 2018 Incentive Compensation Plan. The voting results with respect to each of the matters described were as follows:

1.Eleven of the twelve directors were elected based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Warren Eisenberg	106,132,794	2,332,251	121,629	14,725,184
Leonard Feinstein	106,086,070	2,375,355	125,249	14,725,184
Steven H. Temares	106,955,060	1,505,742	125,872	14,725,184
Dean S. Adler	85,871,860	22,571,840	142,974	14,725,184
Stanley F. Barshay	91,161,207	17,278,137	147,330	14,725,184
Stephanie Bell-Rose	107,858,495	620,997	107,182	14,725,184
Klaus Eppler	100,146,452	8,296,404	143,818	14,725,184
Patrick R. Gaston	74,713,632	33,760,716	112,326	14,725,184
Jordan Heller	74,125,232	34,338,514	122,928	14,725,184
Victoria A. Morrison	47,961,053	60,529,232	96,389	14,725,184
Johnathan B. Osborne	107,947,432	530,555	108,687	14,725,184
Virginia P. Ruesterholz	107,372,974	1,107,123	106,577	14,725,184
2.The appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 2, 2019 was ratified based upon the following votes:

For	Against	Abstain
121,237,224	1,864,814	209,820
3.The proposal to consider the approval, by non-binding vote, of the 2017 compensation paid to the Company’s named executive officers was not approved, by the following votes:

For	Against	Abstain	Broker Non-Votes
23,180,537	85,077,023	329,114	14,725,184
4.The proposal to approve the Bed Bath & Beyond Inc. 2018 Incentive Compensation Plan was approved, by the following votes:

For	Against	Abstain	Broker Non-Votes
101,015,127	7,312,168	259,379	14,725,184

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits:

Exhibit No.	Description

10.1	Bed Bath & Beyond Inc. 2018 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: June 29, 2018	By:	/s/ Robyn M. D'Elia
Robyn M. D'Elia
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)